UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20509

             Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

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[ ]  Preliminary Proxy Statement
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Nine West Group Inc.
 ...............................................................................
                 (Name of Registrant as Specified In Its Charter)


 ...............................................................................
                 (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

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                          NINE WEST GROUP INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held May 15, 1997


     To the Stockholders of Nine West Group Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Nine West Group Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 15, 1997, at 10:00 a.m. at the Company's principal offices located at 9 West Broad Street, Stamford, Connecticut 06902, for the following purposes:

     1.  To elect two Class I directors; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 25, 1997 are entitled to notice of, and to vote at, the meeting.

     You are cordially invited to attend the meeting. If you plan to attend the meeting, please bring with you the Admittance Slip printed on the back of the Proxy Statement. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY BY SUBMITTING A WRITTEN REVOCATION OR A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THE PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS.


                                       By Order of the Board of Directors


Stamford, Connecticut                        Joel K. Bedol
April 14, 1997                               Secretary



                          NINE WEST GROUP INC.

                            PROXY STATEMENT

                      ANNUAL MEETING OF STOCKHOLDERS


                          To Be Held May 15, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NINE WEST GROUP INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Company's principal offices located at 9 West Broad Street, Stamford, Connecticut 06902 on Thursday, May 15, 1997, commencing at 10:00 a.m., and at all adjournments thereof (the "Annual Meeting"). The mailing address of the Company is 9 West Broad Street, Stamford, Connecticut 06902, and its telephone number is (203) 324-7567. This Proxy Statement is first being mailed on or about April 14, 1997. Only stockholders of record at the close of business on March 25, 1997 are entitled to notice of, and to vote at, the Annual Meeting.


                          VOTING PROCEDURES

     Pursuant to the Second Amended and Restated By-laws of the Company (the "By-laws"), the Board has fixed the close of business on March 25, 1997 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. As of March 25, 1997, there were 35,800,113 shares of common stock of the Company (the "Common Stock") issued and outstanding. Each stockholder is entitled to one vote in person or by proxy for each share held. A quorum (holders of a majority of the Common Stock issued and outstanding and present at the Annual Meeting in person or by proxy) is required for votes taken at the Annual Meeting to be valid. After a quorum has been established, the affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting in person or by proxy shall be required for the election of any director or for the approval of any other matter that is submitted to a vote of the stockholders at the Annual Meeting.

     Abstentions from voting will be included for purposes of determining the presence of a quorum and whether the requisite number of affirmative votes are received on any matters submitted to a vote of the stockholders. Accordingly, abstentions will have the same effect as a vote withheld on the election of a director or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                      ITEM 1. ELECTION OF DIRECTORS

     The Board is divided into three classes. The term of the current Class III director, Mr. Salibello, expires in 1999; the term of the current Class II directors, Messrs. Fisher and Camuto, expires in 1998; and the term of the current Class I directors, Messrs. Goldsmith and Pascarella, expires at the Annual Meeting. Directors hold office until the annual meeting of stockholders of the Company in the year in which the term of their class expires and until their successors have been duly elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of directors whose term expires will be elected for a three-year term.

     Messrs. Goldsmith and Pascarella, the nominees for Class I director, are currently serving in that capacity, and each has indicated his willingness to continue to serve if elected. Unless authority to do so is withheld, the person named in the accompanying proxy will vote the shares represented thereby for such nominees. While it is not anticipated that the nominees will be unable to serve, if any of the nominees should be unable to act as a director, the persons named in the accompanying proxy may vote for any substitute nominee proposed by the Board (unless authority to vote for the election of the director is withheld). The Board of Directors recommends a vote "FOR" each of the nominees.

Nominees and Continuing Directors

     The following table sets forth certain information, as of March 25, 1997, with respect to each of the nominees and with respect to each other director whose term of office continues after the Annual Meeting. Unless noted otherwise, the business experience shown for each individual has been his principal occupation for at least the past five years.

     NOMINEES FOR CLASS I DIRECTORS (to continue in office until 2000)

Name                  Age   Business Experience                   Director Since
----                  ---   -------------------                   --------------
C. Gerald Goldsmith   68    Financial advisor. Mr. Goldsmith            1993
                            also serves as a director of
                            American Bank Note Corporation,
                            Palm Beach National Bank & Trust
                            Company and Innkeepers USA Trust.

Henry W. Pascarella   63    Attorney; Senior Counsel,                   1995
                            Tyler Cooper & Alcorn.

         CLASS II DIRECTORS (to continue in office until 1998)

Name                  Age   Business Experience                   Director Since
----                  ---   -------------------                   --------------
Jerome Fisher         66    Chairman of the Board and a                 1993
                            director of the Company since
                            its organization. Mr. Fisher
                            and Vincent Camuto founded the
                            Company in 1977. Mr. Fisher is
                            principally responsible for
                            long-range corporate strategy,
                            long-range financial planning,
                            review and evaluation of potential
                            mergers and acquisitions, and the
                            Company's international expansion.

Vincent Camuto        60    A director and head of product              1993
                            development of the Company since
                            its organization.  Prior to being
                            named Chief Executive Officer of
                            the Company in May 1995, Mr. Camuto
                            served as President from February
                            1993 to May 1995.  Mr. Camuto and
                            Jerome Fisher founded the Company
                            in 1977.  Mr. Camuto is principally
                            responsible for the day-to-day
                            management of the Company, including
                            supervising the design, manufacture,
                            marketing and distribution of the
                            Company's products.

         CLASS III DIRECTOR (to continue in office until 1999)

Name                    Age   Business Experience                 Director Since
----                    ---   -------------------                 --------------
Salvatore M. Salibello  51    Managing partner of the                   1993
                              accounting firm of Salibello
                              & Broder. Mr. Salibello also
                              serves as a director of The
                              Lehigh Group Inc.

     The Company and each of Messrs. Fisher and Camuto have entered into agreements with respect to the election of directors of the Company. See "Certain Transactions."

Board of Directors Meetings and Committees

       The Board held four meetings during the fiscal year ended February 1, 1997 ("fiscal 1996"). Each director attended at least 75% of the aggregate of
(i) the number of meetings held by the Board and (ii) the number of meetings held by all committees of the Board on which such director served as a member.

       The standing committees of the Board include the Audit Committee and the Compensation Committee.

       The members of the Audit Committee are Mr. Goldsmith, as Chairman, and Mr. Pascarella. The Audit Committee held four meetings during fiscal 1996. The purpose of the Audit Committee is to recommend annually to the Board a firm of independent accountants, to review the annual audit of the Company's financial statements and to meet with the independent accountants of the Company from time to time in order to review the Company's internal controls and financial management practices.

       The members of the Compensation Committee are Mr. Pascarella, as Chairman, and Mr. Goldsmith. The Compensation Committee held three meetings during fiscal 1996. The purpose of the Compensation Committee is to review and make recommendations to the Board concerning the compensation of all officers of the Company and compensation above certain levels to be paid to non-officer employees; to review and make recommendations with respect to the Company's existing compensation plans and to administer the Company's Second Amended and Restated Stock Option Plan, the First Amended and Restated 1994 Long-Term Performance Plan (the "Performance Plan") and the First Amended and Restated Incentive Bonus Plan (the "Incentive Bonus Plan").

       Executive officers of the Company serve at the discretion of the Board, subject to contractual arrangements. There is no family relationship between any of the directors or executive officers of the Company.

Director Compensation

       Nonemployee directors receive an annual retainer of $36,000 per year as compensation for their services and $3,000 for each Board or committee meeting attended. Each committee chairman receives an additional $3,000 per year. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or committees thereof.

       The Company's 1993 Directors' Stock Option Plan, as amended (the "Directors' Plan"), provides that stock options will be granted through the year 2003 to "Eligible Directors" (generally, nonemployee directors). An aggregate of 131,340 shares of Common Stock remains available for issuance pursuant to options not yet granted under the Directors' Plan, subject to adjustment upon certain changes in the Company's capitalization. All options granted under the Directors' Plan are granted as of the first business day after the annual stockholders' meeting. Each Eligible Director is entitled to receive an option on the grant date to acquire 5,000 shares of Common Stock at a price equal to the fair market value of the Common Stock on that date. The options become exercisable in successive annual increments of 33%, 34% and 33%, beginning on the first anniversary of the date the options were granted.

                  EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth compensation received by the Company's Chairman of the Board, its Chief Executive Officer, its President and Chief Operating Officer, and an additional executive officer of the Company for the Company's last three fiscal years.

                                                              Long Term Compensation
                                Annual Compensation                   Awards
                       --------------------------------------------
                                                              Securities
Name and                                                      Underlying   Restricted
Principal                                     Other Annual    Options/     Stock      All Other
Position         Year(1) Salary($)  Bonus($)  Compensation($) SARs(#)      Awards($)  Compensation($)(2)
---------        ------  ---------- --------  --------------- ----------   ---------- ------------------
Jerome Fisher      1996  $1,035,000 $750,000         $  0         50,000      $    0        $ 2,417
Chairman of        1995   1,035,000  750,000            0         50,000           0          3,750
the Board          1994   1,035,000  750,000            0              0           0          4,500

Vincent Camuto     1996  $1,035,000 $750,000         $  0         50,000      $    0        $ 6,006
Chief Executive    1995   1,035,000  750,000            0         50,000           0          3,578
Officer            1994   1,035,000  750,000            0              0           0          4,500
and Director

Noel E. Hord(3)    1996  $  802,091 $500,685         $  0              0      $    0        $ 8,672
President and      1995     544,552  495,690            0        100,000     2,136,500(4)    26,409(5)
Chief Operating    1994         N/A      N/A          N/A            N/A         N/A            N/A
Officer

Robert C. Galvin   1996  $  306,668 $125,000         $  0         20,000       $    0        $ 5,048
(6)                1995         N/A      N/A          N/A            N/A          N/A            N/A
Executive Vice     1994         N/A      N/A          N/A            N/A          N/A            N/A
President, Chief
Financial Officer
and Treasurer
-----------------

(1) The Company changed its fiscal year effective June 27, 1995 to a fiscal year ending on the Saturday closest to January 31. The disclosure above for "1995" includes compensation for the fiscal year ended February 3, 1996 but does not include compensation for the period from January 1, 1995 through January 27, 1995.

(2) Except as otherwise noted, amounts shown represent matching contributions made by the Company under the Company's 401(k) Savings Plan, Executive Deferred Compensation Plan and/or Supplemental Savings Plan.

(3) Mr. Hord joined the Company as its President and Chief Operating Officer on May 23, 1995.

(4) Based on a closing price of $35.625 per share for the Common Stock on May 23, 1995 with respect to a total of 60,000 shares of restricted Common Stock granted to Mr. Hord pursuant to a Restricted Stock Agreement between the Company and Mr. Hord dated May 23, 1995. With certain exceptions, such 60,000 shares will vest as follows: (i) 10,000 shares will vest in each of the five consecutive fiscal years commencing with the fiscal year beginning on February 4, 1996, provided that the Company has met or exceeded its corporate annual budget for the relevant fiscal year, and restricted shares which do not so vest will be forfeited and (ii) the remaining 10,000 shares will vest in December 2000, provided that the average Fair Market Value (as defined in the Performance
Plan) of the Company's Common Stock is not less than $50.00 per share (subject to certain adjustments) for a period of 45 consecutive days within the 60 consecutive days on which securities markets are open for trading ending on and including December 15, 2000. Mr. Hord is entitled to receive dividends that may be declared on such shares from time to time. As of February 1, 1997, 10,000 of such shares had vested.

(5) Amount shown includes life insurance premiums of $3,306 and relocation expenses of $20,931 paid by the Company.

(6) Mr. Galvin became the Company's Executive Vice President, Chief Financial Officer and Treasurer effective as of April 30, 1996; from October 2, 1995 to April 30, 1996, Mr. Galvin was Senior Vice President, Strategic Planning.

Option Grants in Last Fiscal Year

    The following table sets forth information concerning stock option grants made during fiscal 1996 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 1996.

                                                                              Potential Realizable Value
                                                                              at Assumed Annual Rates of
                                                                              Stock Price Appreciation
                        Individual Grants                                     for Option Term(1)
--------------------------------------------------------------------------------------------------------
                                        % of Total
                   No. of Securities    Options/SARs
                   Underlying           Granted to    Exercise or
                   Options/SARs         Employees in  Base Price    Expiration
Name               Granted              Fiscal 1996   ($/Sh)(2)     Date(3)        5%($)       10%($)
--------------------------------------------------------------------------------------------------------
Jerome Fisher      50,000(4)            4.2%          $47.00        7/31/06     $1,477,902   $3,745,295
Vincent Camuto     50,000(4)            4.2            47.00        7/31/06      1,477,902    3,745,295
Robert C. Galvin   20,000(5)            1.7            47.00        7/31/06        591,161    1,498,118
-----------------

(1) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Company's stock price. With respect to Messrs. Camuto and Fisher, based on a price per share of $47.00 (the closing price on the date of grant), 5% and 10% rates of appreciation in the price of the Common Stock would result in prices per share of $76.558 and $121.906, respectively, at July 31, 2006. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability, delayed exercisability or termination of the options following termination of employment.

(2) The exercise price may be paid in cash or, in the discretion of the Compensation Committee, in shares of Common Stock already owned or to be issued pursuant to the exercise, valued at fair market value on the date of exercise, or a combination of cash and Common Stock. Upon a "Change of Control" of the Company, all outstanding options become fully exercisable and, in the discretion of the Compensation Committee, may be converted into SARs.

(3) The options terminate on the earlier of ten years after grant or, generally, 30 or 90 days after termination of employment for reasons other than normal retirement, disability or death.

(4) Options become exercisable in successive annual increments over a period of five years, beginning on the first anniversary of the date the options were granted.

(5) Options become exercisable in successive annual increments over a period of three years, beginning on the first anniversary of the date the options were granted.

Aggregated Option Exercises and Fiscal Year-End Option Values

    The following table sets forth information concerning option exercises during fiscal 1996 and options held at February 1, 1997 by the individuals named in the Summary Compensation Table, and the value of those options at such date. All options had exercise prices lower than the fair market value of the Common Stock on such date ("in-the-money" options).

                 No. of
                 Shares                     No. of Securities           Value of Unexercised
                 Acquired     Value         Underlying Unexercised      "In-The-Money"
Name             on Exercise  Realized($)   Options/SARs at FY-End      Options/SARs at FY-End($)(1)
----------------------------------------------------------------------------------------------------
                                            Exercisable  Unexercisable   Exercisable  Unexercisable
                                            -----------  -------------   -----------  -------------
Jerome Fisher       0           $0             83,334        183,332      $2,073,934    $3,627,216
Vincent Camuto      0            0            130,234        183,332       3,219,935     3,627,216
Noel E. Hord        0            0             11,112         88,888         172,236     1,377,764
Robert C. Galvin    0            0              6,667         33,333          41,252       174,998
-----------------

(1) Based upon a price of $51.625 per share (the closing price of the Common Stock on February 1, 1997) less the applicable option exercise price.

Pension Plan

     The Company maintains a Pension Plan for Employees of Nine West Group Inc. (the "Pension Plan"). In general, the normal retirement benefit under the Pension Plan is the equivalent of a single life annuity for a participant's life in a monthly amount equal to the greater of (i) 40% of the participant's Average Monthly Compensation (as defined below) minus 12.5% of the participant's Social Security Covered Compensation (as defined below) or (ii) 27.5% of the participant's Average Monthly Compensation. This normal retirement benefit will be reduced if the participant has fewer than 20 years of service at normal retirement (i.e., attainment of age 65) and will be further reduced by the actuarial equivalent of the participant's account balance accrued as of June 30, 1989 under a prior plan. "Average Monthly Compensation" means 1/12 of the average of the participant's annual compensation for his or her five highest consecutive calendar years of service within the last ten completed years of service prior to the retirement date. For Pension Plan purposes, annual compensation may not exceed $150,000. "Social Security Covered Compensation" means 1/12 of the average of the Social Security Wage Base (i.e., the Social Security maximum compensation levels on which the participant and the employer pay Social Security taxes).

    The Board of Directors adopted certain amendments to the Pension Plan to freeze benefits thereunder as of December 30, 1996. The Company is considering the adoption of a new defined benefit plan in lieu of the Pension Plan. As of the date hereof, such new plan has not been adopted, and no additional benefits are being accrued under the Pension Plan.

    The Company maintains a supplemental executive benefit plan ("SERP") for certain eligible employees. Amounts under the SERP were accrued under an unfunded arrangement to pay each individual 60% of Average Monthly Compensation less 12.5% of Social Security Covered Compensation, reduced by the amount payable under the Pension Plan. The maximum amount of compensation that can be taken into account for determining benefits provided under the SERP is $350,000. Amounts shown below for the individuals named in the Summary Compensation Table include amounts payable pursuant to the SERP. However, because benefit accruals under the SERP ceased effective January 1, 1996, the aggregate amount payable to such individuals under the Pension Plan and the SERP generally will be the greater of (i) the aggregate amount accrued as of December 31, 1995, considering only service and compensation as of such date, and (ii) the benefit payable to the individual under the Pension Plan only, considering the individual's service and compensation through December 30, 1996 (the date on which Pension Plan benefits were frozen).

    Prior to December 1996, the Company had maintained a pension plan (the "U.S. Shoe Pension Plan") benefiting current employees of the Company who were previously employed by the former Footwear Group of The United States Shoe Corporation ("U.S. Shoe"). In general, the normal retirement benefit under the U.S. Shoe Pension Plan was the equivalent of a single life annuity for a participant's life in a monthly amount equal to the product obtained by multiplying (a) the sum of .96% of that portion of the participant's Average Monthly Compensation up to 1/12 of the Adjusted Wage Base (as defined below) plus 1.4% of that portion of the participant's Average Monthly Compensation in excess of 1/12 of the Adjusted Wage Base by (b) the participant's number of years of service (not in excess of 30). For U.S. Shoe Pension Plan purposes, annual compensation may not exceed $150,000. "Adjusted Wage Base" means the lesser of (i) 50% of the Social Security Wage Base and (ii) 150% of Social Security Covered Compensation.

    Effective December 31, 1996, the U.S. Shoe Pension Plan was merged with the Pension Plan. As discussed above, benefits have been frozen under the Pension Plan as of December 30, 1996, and, accordingly, no additional benefits are currently being accrued thereunder.

    Prior to December 1996, the Company also had maintained a supplemental executive benefit plan (the "U.S. Shoe SERP") for certain eligible employees of the Company who were previously employed by the former Footwear Group of U.S. Shoe. Amounts under the U.S. Shoe SERP were accrued under an unfunded arrangement to pay each individual the amount that would be payable under the U.S. Shoe Pension Plan, without regard to the limitation on compensation and certain other limitations that may apply under the Internal Revenue Code of 1986, as amended (the "Code"), reduced by the amount payable under the U.S. Shoe Pension Plan. Amounts shown below for the individuals named in the Summary Compensation Table include amounts payable pursuant to the U.S. Shoe SERP. However, because benefit accruals under the U.S. Shoe SERP ceased effective January 1, 1996, the aggregate amount payable to such individuals under the U.S. Shoe Pension Plan and the U.S. Shoe SERP generally will be the greater of (i) the aggregate amount accrued as of December 31, 1995, considering only service and compensation as of such date, and (ii) the benefit payable to the individual under the U.S. Shoe Pension Plan only, considering the individual's service and compensation through December 30, 1996 (the date on which Pension Plan benefits were frozen).

    For the individuals named in the Summary Compensation Table, annual compensation for Pension Plan and SERP purposes generally is the amount shown under "Salary" in such table, and annual compensation for U.S. Shoe Pension Plan and U.S. Shoe SERP purposes generally is the aggregate of the amounts shown under "Salary," "Bonus" and "Other Annual Compensation." However, in each case, applicable pensionable compensation is subject to applicable limits under the Code and plan provisions. The estimated credited years of service, annual compensation, and total guaranteed frozen annual benefit amounts under the Pension Plan and SERP, with respect to Messrs. Fisher, Camuto and Galvin, and under the Pension Plan, the U.S. Shoe Pension Plan and U.S. Shoe SERP, with respect to Mr. Hord, each as of December 31, 1996, were as follows:

                                                                              Total Guaranteed Frozen
                            Credited Years                                          Annual Benefit At
                                Of Service        1996 Compensation               December 31, 1996(3)
                            --------------        -----------------           ------------------------
Jerome Fisher                        19.6               $1,785,601                           $152,159
Vincent Camuto                       19.6                  909,817                             93,538
Robert C. Galvin(1)                     1                  369,022                                  0
Noel E. Hord(2)                         4                1,506,331                             56,995
---------------

(1)  Mr. Galvin was not a participant in the plan on December 31, 1996.
(2) Prior to May 18, 1993, Mr. Hord was covered under the Pension Plan with 8.5 credited years of service.
(3) The SERP and U.S. Shoe SERP benefit amounts were frozen as of December 31, 1995, and the Pension Plan was frozen as of December 30, 1996.

    The above estimated annual benefits were prepared by the Company's actuary. Benefit amounts reflect the SERP and U.S. Shoe Serp benefit formulas and SERP compensation limitation ($350,000). Benefit amounts shown are the annual pension benefits payable in the form of a single life annuity at normal retirement (attainment of age 65).

         COMPARISON OF CUMULATIVE TOTAL RETURNS

    The following graph compares cumulative annual stockholder returns on
Common Stock on an indexed basis with the Standard & Poor's 500 Stock Index and a peer group of public companies, from February 2, 1993 (the first trading date
for the Common Stock) through February 1, 1997.   The graph assumes that the
value of the investment in Common Stock and in each of the indices was $100 on February 2, 1993, and that all dividends were reinvested. The peer group index consists of public companies in the leather footwear industry having annual net revenues exceeding $400 million. Stockholder return for each component issuer in the peer group is weighted to reflect such issuer's market capitalization at the beginning of each period shown. The peer group companies consist of J. Baker, Inc., Brown Group, Inc., Genesco Inc., The Timberland Company and Wolverine World Wide, Inc. During fiscal 1995, the Company changed its fiscal year end to a fiscal year ending on the Saturday closest to January 31. This change created a four-week transition period from January 1, 1995 to January 28, 1995, which is reflected in the graph set forth below.

                         [GRAPH]

PERIOD           NINE WEST    STANDARD & POOR'S    PEER
ENDED            GROUP INC.    500 STOCK INDEX     GROUP
-----            ----------   -----------------    -----

2/2/93              100              100            100
12/31/93            169              105            125
12/31/94            162              104             96
1/28/95             164              106             98
2/3/96              201              144             74
2/1/97              295              178            135


         REPORT OF THE COMPENSATION COMMITTEE
           REGARDING EXECUTIVE COMPENSATION

General

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of Messrs. Pascarella (Chairman) and Goldsmith, neither of whom is or has been an employee of the Company. The Company's executive compensation has three elements: base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the considerations underlying each element.

Base Salary

    The salaries with respect to Messrs. Fisher, Camuto and Hord, which are set forth in their respective employment agreements, were effective as of February 9, 1993 in the case of Messrs. Fisher and Camuto, and as of May 23, 1995 in the case of Mr. Hord. Mr. Galvin's salary was effective as of October 2, 1996. Based upon the recommendations of an independent compensation consultant retained in connection with the Company's initial public offering, the Board established base salaries for particular officers at the higher end of the range of such salaries at comparable companies, in order to assure that the Company would be competitive with more established public companies in attracting and retaining executive talent. This group of companies for the purposes of comparing compensation was composed of national designers, developers and marketers of footwear and women's apparel. The Committee believes that the compensation comparison group represents the companies with which the Company competes for executive talent.

Annual Incentive Compensation

    Each of the Company's officers, as well as certain other employees, is eligible to receive annual cash bonus awards under the Incentive Bonus Plan. Bonuses are based upon a percentage of salary (excluding car allowance and deferred compensation) and are paid contingent upon the achievement of a predetermined target for annual pretax income before allocation of corporate overhead and bonuses for the Company and, for division executives, for their respective divisions. Such target was achieved for fiscal 1996, and such bonuses were paid. The Company believes that the bonus payable to such officers and other employees was and is intended to be at the higher end of the range of bonuses paid by comparable companies, and was consistent with the recommendations of the Company's independent compensation consultant.

Long-Term Incentive Compensation

    The Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value, as such options have value only to the extent that stock price appreciation occurs. The exercise price of each option is the market price of the Common Stock on the date of grant. Options generally become exercisable in successive equal annual increments over a period of three or five years following the grant date. The Committee believes that stock options provide the officers and other employees of the Company with greater incentive to strive to operate the Company in a manner that directly benefits the financial interests of the stockholders on a long-term as well as a short-term basis. The Committee also believes that the grant of stock options has been an important component of its success in retaining talented individuals.

    The Committee exercises its collective, subjective judgment as to the performance of each officer and other employees in awarding stock options, based upon such qualitative factors (without assignment of relative weights) as leadership, team-building, response to change in the Company and the industry, ability to creatively satisfy changing market demands, significant increases in the officer's responsibilities, and, with respect to all officers other than Messrs. Fisher, Camuto and Hord, the joint evaluation by the Chairman of the Board, the Chief Executive Officer, and the President and Chief Operating Officer, as to such officer's performance. The Committee concurs with the recommendation of the Company's independent compensation consultant that it is essential, in an industry characterized by rapid change and intense competition, for the Company's compensation program to maintain the flexibility to reward outstanding contributions which may not be immediately reflected in quantitative performance measures but which are important to the Company's long-term success. While an ancillary goal of the Committee in awarding stock options is to increase the stock ownership of the Company's management, the Committee does not, when determining the amount of stock options to award, consider the amount of options or stock already owned by an officer. The Committee believes that to do so could have the effect of inappropriately and inequitably penalizing or rewarding employees based upon their personal decisions as to stock ownership and option exercises.

    The Performance Plan gives the Committee the flexibility to award options, restricted stock, SARs and other stock-based awards to the Company's employees. This flexibility enables the Committee to respond to changing trends in performance-based executive compensation and to continue to compete effectively with other companies for the talent necessary to promote the long-term success of the Company.

Compensation of Messrs. Fisher and Camuto

    Base salaries for Messrs. Fisher and Camuto were set by the Board in connection with the Company's initial public offering, as described above under "Base Salary." The employment agreements for each of Messrs. Fisher and Camuto, described below under "Employment Agreements," provide for base salaries of $1.0 million per year plus a $35,000 car allowance. Such salaries will not be adjusted (other than cost-of-living adjustments) until at least the expiration of the initial terms of the respective employment agreements in 1998. Annual incentive compensation for Messrs. Fisher and Camuto is payable pursuant to the Incentive Bonus Plan described above, at the maximum rate of 75% of base salary, if certain performance targets are achieved. Such targets were achieved for fiscal 1996, and such bonuses were paid. The amounts of the bonuses are consistent with the recommendations of the Company's independent compensation consultant.

    The Committee awarded to each of Messrs. Fisher and Camuto 50,000 stock options in fiscal 1996. In making such awards, the Committee considered the following accomplishments (on an unweighted basis) during fiscal 1996: (i) the continued strong performance of the Common Stock and (ii) the Company's overall performance in what was a relatively weak market for fashion and apparel.

Section 162(m) of the Code

    The Committee has considered Section 162(m) of the Code regarding
"qualified performance-based compensation" paid to the Company's employees in structuring compensation arrangements for fiscal 1997. The Committee intends to make every effort to ensure that all such compensation awarded is fully deductible for federal income tax purposes. However, the Committee may, from time to time, award compensation that may not constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code when it believes that such awards would be in the best interests of the Company.

Conclusion

    The Committee intends to continue its practice of basing compensation on individual and Company performance as measured by both quantitative and qualitative factors. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented individuals who will maximize value for the Company's stockholders.

                          THE COMPENSATION COMMITTEE

                          Henry W. Pascarella (Chairman)
                          C. Gerald Goldsmith
March 25, 1997


Employment Agreements

    Effective February 9, 1993, the Company entered into employment agreements with each of Messrs. Fisher and Camuto. Each agreement has an initial term of five years, commencing as of February 9, 1993, and provides for two automatic one-year renewals unless the employee gives prior notice to the Company that the agreement will not be renewed. Each agreement provides for a base salary of $1.0 million, with annual cost-of-living increases, bonuses in accordance with the Incentive Bonus Plan or such other amount as the Board, in its discretion, may determine, and an annual $35,000 car allowance. Each agreement also provides that if the employee dies or becomes disabled during the initial term, the employee's right to compensation will continue until the expiration of the initial term. The agreements also generally provide that, during the term of the agreement and for a period of three years following termination of their respective employment, Messrs. Fisher and Camuto will not compete with the Company, assist other persons or businesses that compete with the Company or induce any employees of the Company or its affiliates to engage in any such activities or to terminate their employment.

    Mr. Hord became President and Chief Operating Officer of the Company on May 23, 1995. Mr. Hord has entered into an employment agreement with the Company which has an initial term which commenced on May 23, 1995 and terminates on December 31, 2000. The Agreement provides for an automatic two-year renewal unless either party gives six months' notice that the Agreement will not be renewed. The Agreement provides for a base salary of $750,000, with annual increases in increments of at least $25,000, stock option and restricted stock awards as described above, participation in the Incentive Bonus Plan and an annual $25,000 car allowance. If Mr. Hord exercises his right to terminate the Agreement as of December 31, 2000, the Company will pay him a termination payment equal to his then current annual salary, payable in 12 equal monthly installments. If the Company releases Mr. Hord from his noncompetition covenants described below, the Company shall not be required to make any unpaid installments of such termination payment. If the Company exercises its right to terminate the Agreement as of December 31, 2000, the Company will pay Mr. Hord a termination payment equal to 150% of his then current annual salary and his annual bonus for the fiscal year preceding the year of termination, payable in 18 equal monthly installments. No termination payments are required to be made when any disability or death payments (as described below) are payable or if the Company terminates the Agreement at any time for Cause (as defined in the Agreement) or if Mr. Hord terminates for Good Reason (as defined in the Agreement). During the term of the Agreement and if the Agreement is terminated by the Company for Disability (as defined in the Agreement) or Cause, or Mr. Hord terminates without Good Reason, Mr. Hord may not compete with the Company for a period of 12 months following the date of termination. If the Agreement is terminated by the Company or Mr. Hord as of December 31, 2000, then Mr. Hord may not compete with the Company until the last termination payment is made, as described above. Mr. Hord is also prohibited from inducing any employees of the Company to terminate their employment with the Company for a period of 12 months after termination of the Agreement for any reason.

    If the Agreement is terminated due to Mr. Hord's Disability, the Company will pay Mr. Hord a total disability benefit equal to twice his annual salary at the time the Disability began (except that if the Agreement is extended for an additional two-year term and the Disability occurs during such renewal term, the disability benefit will be an amount equal to six months' salary), reduced by the amount of any disability payments payable to Mr. Hord under any Company insurance program. Mr. Hord will also be entitled to a portion of the bonus to which he would otherwise have been entitled with respect to the fiscal year in which the Disability occurred. If Mr. Hord dies during the term of the Agreement, the Company will pay his designated beneficiaries or his estate a death benefit equal to his annual salary at the time of death (except that if the Agreement is extended for an additional two-year term and Mr. Hord dies during the second term, the death benefit will be an amount equal to six months' salary), reduced by any life insurance proceeds payable under any Company insurance program.

    If Mr. Hord terminates the Agreement at any time within two years following the occurrence of a Change in Control (as defined in the Agreement) for Good Reason, the Company will pay Mr. Hord an amount which includes (i) a pro rata portion of Mr. Hord's Incentive Bonus Target (as defined in the Agreement) under the Incentive Bonus Plan for the fiscal year in which the notice of termination is given and (ii) an amount equal to three times the sum of Mr. Hord's salary and Incentive Bonus Target in the fiscal year in which the notice of termination is given. If Mr. Hord terminates the Agreement for Good Reason or if the Company terminates the Agreement without Cause, the Company will pay Mr. Hord an amount which includes (i) the pro rata portion of his Incentive Bonus Target in the fiscal year in which the notice of termination is given and (ii) an amount equal to two times the sum of Mr. Hord's salary and Incentive Bonus Target in the fiscal year in which the notice of termination is given. If Mr. Hord is entitled to payments as described in this paragraph, the Company is required to maintain life insurance, medical and similar benefits on Mr. Hord's behalf until the earlier of (i) two years after the date of termination or (ii) commencement of full-time employment with another employer.

Certain Transactions

    Shareholders Agreement. Messrs. Fisher and Camuto and the Company have entered into a Shareholders Agreement (the "Shareholders Agreement") pursuant to which Mr. Fisher and Mr. Camuto have each agreed to vote all of the respective shares of Common Stock owned by him for the other's nominee (which nominee may be himself) as director in one class of directors of the Company in all elections for such class. If either Mr. Fisher or Mr. Camuto desires a second nominee, then each will vote all his shares of Common Stock for the other's second nominee as director in one class of directors of the Company in all elections for such class.

    In addition, Mr. Fisher and Mr. Camuto have granted to the Company and each other rights of first refusal with respect to any sale of 5% or more of the Company's outstanding Common Stock, except sales in a registered public offering or made under Rule 144. Mr. Fisher and Mr. Camuto have agreed that in the event either of them desires to purchase additional shares of Common Stock, the other shall have the right to purchase up to 50% of the shares to be purchased by the other, at the same price, on the same terms and at the same time.

    The Shareholders Agreement also provides that at all meetings of stockholders of the Company, all of the shares of Common Stock held by Mr. Fisher and Mr. Camuto will be voted in such a manner that if either Mr. Fisher or Mr. Camuto is not in favor of the action to be taken, all of their shares will be voted against the proposed action or, in the case of the election of directors other than directors nominated by either of them, in a manner to ensure that an equal number of directors will be persons satisfactory to each of them. Messrs. Fisher and Camuto agreed to take all actions to increase or decrease the size of the Board as may be necessary or appropriate to carry out such intention.

    The Shareholders Agreement also provides that if the Company carries insurance on the life of Mr. Fisher or Mr. Camuto and it is determined that proceeds of such insurance will be used to redeem shares of Common Stock held by such person, the Company will carry the same amount of insurance on the life of the other for the purpose of redeeming shares of Common Stock held by such other person. In the event that the Company determines to use any such proceeds to purchase shares of Common Stock held by Mr. Fisher or Mr. Camuto upon his death, the purchase price per share of such Common Stock will be equal to the average of the daily closing prices of the Common Stock for the 20 trading days preceding the death of such person. The Company does not currently intend to procure any such insurance. The Shareholders Agreement terminates upon the earlier of (i) February 24, 2003 or (ii) the date Mr. Fisher or Mr. Camuto ceases to own and/or control at least 5% of the outstanding Common Stock.

    Other Transactions. During Fiscal 1996, Marc Fisher (Jerome Fisher's son) received cash compensation (including salary and bonus) from the Company of $982,808. The Company has entered into an employment agreement with Marc Fisher which has an initial term of five years that expires in February 1998, and provides for two automatic one-year renewals, unless he gives prior notice to the Company that such agreement will not be renewed. The agreement provides for a base salary of $500,000 with annual cost-of-living increases and bonuses in accordance with the Incentive Bonus Plan, which compensation will continue until the end of the renewal terms or any additional extended term if the Company terminates Marc Fisher's employment without cause. The agreement also provides that if Marc Fisher dies or becomes disabled during the initial term, his right to compensation will continue until the expiration of the initial term. The agreement also provides that during the term of this employment, and for a period of two years following termination of his employment if he had been offered continued employment by the Company, Marc Fisher will not compete with the Company in the United States or Canada in product planning, design or coordination with manufacturers with respect to women's shoes produced in Brazil, assist other persons or businesses in engaging in any such activities or induce any employees of the Company or its affiliates to engage in any such activities or to terminate their employment.

    The Company and the existing stockholders thereof immediately prior to February 9, 1993, which included Mr. Fisher, Mr. Camuto, Marc Fisher and certain of Mr. Camuto's family members, entered into an S Corporation Termination Agreement (the "Tax Agreement") relating to their respective income tax liabilities. Since the Company has been fully subject to corporate income taxation since the consummation of its initial public offering, the allocation of income and deductions between the period during which the Company was an S corporation and the period during which the Company has been subject to corporate income taxation may increase the taxable income of one party while decreasing that of another party. Accordingly, the Tax Agreement is intended to assure that taxes are borne by the Company on the one hand and stockholders on the other hand only to the extent that such parties received the related income. Subject to certain limitations, the Tax Agreement generally provides that the stockholders will be indemnified by the Company with respect to federal and state income taxes (plus interest and penalties) shifted from a Company taxable year subsequent to the date of such termination to a taxable year in which the Company was an S corporation, and the Company will be indemnified by such stockholders with respect to federal and state income taxes (plus interest and penalties) shifted from an S corporation taxable year to a C corporation taxable year subsequent to such date. The Company will not be indemnified by such stockholders for any federal or state income taxes that would be payable by the Company if the Company were deemed to have been a C corporation during any period prior to consummation of the Company's initial public offering. The Company believes, however, that it has taken all steps necessary to qualify for an S corporation during these prior periods.

    The Company's principal executive offices in Stamford, Connecticut are leased from a limited partnership in which Messrs. Fisher and Camuto own, in the aggregate, 15.5% of the limited partnership interests. The lease expires on December 31, 2002. Rent was approximately $2.1 million for fiscal 1996. The Company believes that the terms of the lease are no less favorable than those that could have been obtained from unrelated parties.

         PRINCIPAL HOLDERS OF VOTING SECURITIES AND
             SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock, as of the close of business on March 25, 1997, by each person known to the Company to be deemed to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock; each director; the named executive officers; and all persons, as a group, who are currently directors and named executive officers of the Company. Each person named has sole voting and investment power over the shares listed opposite his name, except as set forth in the footnotes hereto.
                                Number of
                                Shares
                                Beneficially             Percent
Name of Beneficial Owner        Owned(1)                 of Class(1)
------------------------        ------------             -----------
Jerome Fisher(2)                2,510,619(3)                 7.0%
Vincent Camuto(2)               4,541,109(4)                12.6
Noel E. Hord                       71,112(5)                   *
Robert C. Galvin                    6,667(6)                   *
C. Gerald Goldsmith                 7,690(7)                   *
Salvatore M. Salibello             16,690(8)                   *
Henry W. Pascarella                 8,350(9)                   *
The Equitable Companies         4,440,821(10)               12.4
Incorporated
787 Seventh Avenue
New York, NY  10019
Dresdner Bank AG                1,839,675(11)                5.1
Jurgen-Ponto-Platz 1
60301 Frankfurt, Germany
RCM Capital Management, L.L.C.  1,839,675(12)                5.1
Four Embarcadero Center,
Suite 2900
San Francisco, CA  94111
All directors and named         7,162,237(13)               19.8
executive officers as a
group (7 persons)
------------------------
*  Less than one percent.

(1) Based upon 35,800,113 shares of Common Stock issued and outstanding as of March 25, 1997 plus, as to the holder thereof only, the number of shares (i) which underlie options held by the holder that are currently exercisable or exercisable within 60 days of March 25, 1997 and (ii) issuable upon conversion of the Company's 5-1/2% Convertible Subordinated Notes Due 2003 (the "Notes").

(2) The business address of such person is 9 West Broad Street, Stamford, Connecticut 06902. Such person shares voting power, but not dispositive power, with respect to an aggregate of 7,051,728 shares of Common Stock (including 346,902 shares issuable pursuant to stock options), pursuant to the Shareholders Agreement described herein under "Certain Transactions." Each of such persons disclaims beneficial ownership of such shares other than the shares as to which such person has dispositive power, as set forth in notes (3) and (4) below.

(3) The record owner of 2,359,787 such shares is Fisher Group Limited Partnership. Jerome Fisher is the sole stockholder and director of the general partner of Fisher Group Limited Partnership, and, as such, has sole voting and dispositive power with respect to such 2,359,787 shares. Amount shown includes 150,001 shares issuable pursuant to stock options.

(4) Mr. Camuto has sole dispositive power of such shares. Amount shown includes 196,901 shares issuable pursuant to stock options.

(5)  Amount shown includes 11,112 shares issuable pursuant to stock options.

(6)  Amount shown consists of 6,667 shares issuable pursuant to stock options.

(7)  Amount shown includes 6,690 shares issuable pursuant to stock options.

(8)  Amount shown includes 6,690 shares issuable pursuant to stock options.

(9)  Amount shown includes 3,350 shares issuable pursuant to stock options.

(10) Based solely upon information presented in Amendment No. 3 to Schedule 13G, dated February 12, 1997, filed jointly by The Equitable Companies Incorporated ("The Equitable"), AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA, reporting beneficial ownership as of December 31, 1996. The Equitable Life Assurance Society of the United States, a subsidiary of The Equitable, has sole voting and dispositive power as to 436,278 of such shares, which includes 67,478 shares issuable upon conversion of the Notes. Alliance Capital Management L.P., also a subsidiary of the Equitable, has sole voting power as to 3,979,703 of such shares and sole dispositive power as to 4,003,903 of such shares, which includes 126,891 shares issuable upon conversion of the Notes. Donaldson, Lufkin & Jenrette Securities Corporation, also a subsidiary of The Equitable, shares power to dispose of 640 of such shares.

(11) Based solely upon information presented in Schedule 13G, dated February 7, 1997, filed by Dresdner Bank AG ("Dresdner"), reporting beneficial ownership as of December 31, 1996. RCM Capital Management, L.L.C. ("RCM Capital"), a wholly-owned subsidiary of Dresdner, is an investment adviser registered under the Investment Advisers Act of 1940. Dresdner has neither sole nor shared voting or dispositive power over such shares and has beneficial ownership thereof only to the extent that it may be deemed to have beneficial ownership of securities deemed to be beneficially owned by RCM Capital.

(12) Based solely upon information presented in Schedule 13G, dated February 3, 1997, filed jointly by RCM Capital, RCM Limited L.P. ("RCM Limited") and RCM General Corporation ("RCM General"), reporting beneficial ownership as of December 31, 1996. RCM Limited is the Managing Agent of RCM Capital, and RCM General is the General Partner of RCM Limited. Each of RCM Capital, RCM Limited and RCM General has sole voting power with respect to 1,274,200 shares, sole dispositive power with respect to 1,818,675 shares and shared dispositive power with respect to 21,000 shares; however, RCM Limited has beneficial ownership of such shares only to the extent that it may be deemed to have beneficial ownership of securities beneficially owned by RCM Capital, and RCM General has beneficial ownership of such shares only to the extent that it may be deemed to have beneficial ownership of securities beneficially owned by RCM Capital.

(13) Amount shown includes 381,411 shares issuable pursuant to stock options.

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors, executive officers and greater than 10% stockholders of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Other than an Annual Statement of Changes in Beneficial Ownership (Form
5), filed on March 18, 1997, amending an Initial Statement of Beneficial Ownership (Form 3) filed on behalf of Mr. Galvin on May 7, 1996, with respect to certain stock options granted to Mr. Galvin on October 2, 1995, to the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all
Section 16(a) filing requirements were complied with during fiscal 1996.

                  RELATIONSHIP WITH INDEPENDENT AUDITORS

     Deloitte & Touche LLP, the Company's independent auditors, have been selected as its independent accountants for 1997. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting and will have the opportunity to make statements and respond to appropriate questions from stockholders.

                         REVOCABILITY OF PROXY

     A stockholder giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy will be revoked if the stockholder who executed it is present at the meeting and elects to vote in person.

                          VOTING OF PROXIES

     Properly executed proxies in the accompanying form which are filed before the meeting and not revoked will be voted in accordance with the directions and specifications contained therein. Unless a different direction or specification is given, properly executed proxies which are not filed and not revoked will be voted as hereinabove described.

                      FUTURE PROPOSALS OF STOCKHOLDERS

     All proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than December 18, 1997 for inclusion in the Company's 1998 Proxy Statement and form of proxy relating to the 1998 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and with the requirements set forth in the By-Laws, a copy of which is available upon written request to the Secretary of the Company.

                          OTHER BUSINESS

     The Company knows of no business to be brought before Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment, and discretionary authority to do so is included in the proxy.

                          MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile or other means, or personal interview, and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Stockholders are urged to mark, sign and send in their proxies without delay.

                                   By Order of the Board of Directors


                                   Joel K. Bedol
                                   Secretary

Stamford, Connecticut
April 14, 1997














   --------------------------------------------------------------------------

                          ADMITTANCE SLIP

                         NINE WEST GROUP INC.

                     Annual Meeting of Stockholders



                      Place:  Nine West Group Inc.
                              9 West Broad Street
                              Stamford, Connecticut 06902

                      Time:   May 15, 1997  10:00 a.m., Eastern Time




Please present this slip at the entrance to the meeting room. Stockholders are permitted to bring guests; however, the Company reserves the right to limit the number of guests of each stockholder. Notice is hereby given that photographs for use in Company publications may be taken at the Annual Meeting. Attendees are deemed to have waived any claim to any such photographs. Camcorders or video taping equipment of any kind are expressly prohibited.

                          [PROXY CARD]

                      NINE WEST GROUP INC.
                      9 West Broad Street
                      Stamford, CT  06902

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             Annual Meeting of Stockholders, May 15, 1997

    The undersigned hereby appoints Jerome Fisher, Vincent Camuto and Noel E. Hord, and each of them, with full power of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to vote at the Annual Meeting of Stockholders of Nine West Group Inc. (the "Company"), to be held on Thursday, May 15, 1997, commencing at 10:00 a.m., at the Company's principal offices located at 9 West Broad Street, 1st Floor, Stamford, Connecticut 06902, and all adjournments thereof, all shares of stock of the Company that the undersigned would be entitled to vote if personally present, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement of the Company with respect to such meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1.
                          (Continued and to be signed on the other side)

                                                Nine West Group Inc.
                                                P.O. Box 11326
                                                New York, NY  10203-0326

 ...............................................................................

A VOTE FOR BOTH NOMINEES IS RECOMMENDED
       ---

1. Election of Class I   FOR all nominees[ ]  WITHHOLD AUTHORITY to vote[ ]  *EXCEPTIONS [ ]
   directors             listed below         for all nominees listed below

Nominees:  C. Gerald Goldsmith and Henry W. Pascarella
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           --------------------------------------------------------------------

2. In their discretion with respect to such other business as may properly come before the meeting and all adjournments thereof.

                                                Change of Address and
                                                or Comments Mark Here [ ]

                                   The undersigned hereby acknowledges
                                   receipt of the Notice of, and
                                   Proxy Statement for, the aforesaid
                                   Annual Meeting.

                                       Please sign exactly as name(s)
                                       appear on this proxy card.  When
                                       shares are held by joint tenants,
                                       both should sign.  When signing as
                                       attorney-in-fact, executor,
                                       administrator, personal
                                       representative, trustee or
                                       guardian, please give full
                                       title as such.  If a
                                       corporation, please sign in
                                       full corporate name by
                                       President or other authorized
                                       officer.  If a partnership,
                                       please sign in partnership
                                       name by authorized person.

                                       Dated:
                                            -----------------------, 1997
                                            (Be sure to date Proxy)

                                            -----------------------
                                             Signature of stockholder

                                            -----------------------
                                            Signature if held jointly

                                           Votes must be indicated
                                           (x) in Black or Blue ink. [ ]

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.